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                                                                    Exhibit 99.1


[GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]
CENTRAL PACIFIC FINANCIAL CORP                    CB BANCSHARES, INC.
Investor Contact:                                 Media Contact:
Neal Kanda                                        Ann Takiguchi
VP & Treasurer                                    PR/Communications Officer
(808) 544-0622                                    (808) 544-0685
NEAL.KANDA@CENTRALPACIFICBANK.COM
ANN.TAKIGUCHI@CENTRALPACIFICBANK.COM


NEWS RELEASE


================================================================================


                     CENTRAL PACIFIC AND CITY BANK AGREE TO
                                      MERGE

              COMBINATION TO CREATE STRONGER LOCAL BANK FOR HAWAII

APRIL 23, 2004 - HONOLULU, HI - Central Pacific Financial Corp. ("Central Pacific") (NYSE: CPF) and CB Bancshares, Inc. ("City Bank") (NASDAQ: CBBI) today announced that their boards of directors have approved a definitive merger agreement under which Central Pacific will acquire all of City Bank's outstanding shares for cash and stock with a value of $91.83 per share based on the closing price of Central Pacific common stock on April 22, 2004. The merger will create a $4 billion bank focused on bringing a broader range of products and services and better service to small and mid-sized businesses and retail customers in communities across Hawaii.

"We are extremely pleased that we have reached this friendly, negotiated merger agreement with CB Bancshares, Inc., which will create a stronger local bank for Hawaii," said Clint Arnoldus, CEO of Central Pacific. "This is an important milestone, which will enable us to combine the best of both our banks to deliver results to shareholders,


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opportunity for employees, enhanced service for customers and an even stronger commitment to the communities we serve for years to come."

"Today's announcement ushers in a new and exciting chapter for both of our banks, which share a common history and heritage. Central Pacific's commitment to maintain a strong presence in the communities we serve and not lay off employees involuntarily as a result of the merger will ensure that the economic impact of our merger is a positive one. Going forward, we expect this combination to create many concrete benefits for City Bank customers and employees as we begin to realize the full potential of our combined capabilities," said Ronald K. Migita, President and Chief Executive Officer of CB Bancshares, Inc. "The substantial improvement in Central Pacific's merger offer represents an attractive premium for CB Bancshares, Inc. shareholders and reflects our recent record performance as well as the future value of the Company's franchise. We look forward to joining forces with Central Pacific and moving ahead with this powerful combination."

Under the terms of the agreement, the aggregate per share consideration is equal to $20 in cash and 2.6752 shares of CPF common stock for each CBBI share, for a total equity consideration of $420 million. CBBI shareholders can elect to be paid in cash or shares of CPF common stock, with pro-rata allocation to apportion consideration among CBBI shareholders to the extent the total elections for cash or stock differ from the aggregate amounts of cash and stock to be paid by CPF. The offer represents a premium of 26 percent over the price of CBBI shares on April 22, 2004. The combination -- which will create a bank with a market capitalization of over $700 million, based on the closing price of CPF common stock on April 22, 2004 -- is expected to be significantly accretive to earnings in the first full year of combined operations.

The Company said Clint Arnoldus (CEO of CPF) will continue as CEO of the combined company, and Ronald K. Migita (President and CEO of CBBI) will become non-executive chairman of the board. Neal Kanda (CFO of Central Pacific) will assume the position of President and Chief Operating Officer of the combined company, and Dean


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Hirata (CFO of CBBI) will be CFO of the combined company. The holding company and bank subsidiary will maintain the names of Central Pacific Financial Corp. and Central Pacific Bank, respectively. Central Pacific's Board will be increased to fifteen members, with the addition of six current members of the CB Bancshares, Inc. Board.

"We are ready to roll up our sleeves and work side by side with City Bank and its employees to ensure that the customers of both banks receive the same level of superior, personalized customer service they expect from our two banks--along with a broader line of products and services," added Arnoldus. "Our common cultures, common market, and common technologies will help ensure a smooth transition and a seamless integration of the two banks.

Central Pacific reiterated its commitment to no involuntarily lay-offs as a result of the merger, as it pledged last December.

As previously announced, the Company noted that it plans to enhance service to Hawaii by opening a new branch for every overlapping branch that may be consolidated as a result of the merger, subject to securing adequate locations. In addition, CPF renewed its pledge to set aside an additional one-time sum of $1 million for special community needs.

"Everyone at Central Pacific welcomes the City Bank team and looks forward to building the future of this bank together," Arnoldus said. "As we look to the future, we will focus our energies on serving our customers and Hawaii well."

The Company indicated that dedicated teams would be established to facilitate a smooth integration and transition of operating systems, customers and employees.

The merger is conditioned, among other factors, upon shareholder and regulatory approvals, and other customary conditions. The Company said it expects the transaction to close in the third quarter of 2004.



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Bear, Stearns & Co. Inc. acted as financial advisor, and Sullivan & Cromwell LLP acted as legal counsel, to CPF. Sandler O'Neill & Partners, L.P. acted as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, and Kobayashi, Sugita & Goda, Attorneys at Law, acted as legal counsel to CBBI.

Central Pacific Financial Corp. and CB Bancshares, Inc. will conduct a joint conference call at 10:00 am Eastern Time (4:00 am Hawaii Time) to discuss the acquisition of CBBI. To participate in the call, please call 1-800-901-5218 and enter passcode 79798395, or visit the Company's website at http://investor.centralpacificbank.com. An investor presentation on the acquisition will also be posted on the Company's website. A playback of the call will be available by dialing 1-888-286-8018 and entering the passcode 59322641. Additionally, a replay will be available on the Company's website.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with $2.2 billion in assets. Central Pacific Bank, its subsidiary, is Hawaii's third largest commercial bank with 24 branches statewide and more that 70 ATMs.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 22 branches on the islands of Oahu, Hawaii, Maui and Kauai.

This document contains forward-looking statements. Such statements include, but are not limited to, (i) statements about the benefits of a merger between Central Pacific Financial Corp. ("CPF") and CB Bancshares, Inc. ("CBBI"), including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to CPF's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and other similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of CPF and CBBI may not be integrated successfully or such integration

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may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) any necessary approvals for the merger may not be obtained on the proposed terms; (6) the failure of CPF's and CBBI's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's activities.

Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in CPF's and CBBI's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC") and available at the SEC's Internet web site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to CPF or CBBI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. CPF and CBBI do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

CPF will amend its registration statement on Form S-4 to register shares of CPF common stock to be issued in this transaction. The registration statement is not final and will be further amended. The registration statement will include a joint proxy statement/prospectus for solicitation of proxies from CPF and CBBI shareholders, in connection with meetings of such shareholders at a date or dates subsequent hereto. Investors and security holders are urged to read the registration statement and joint proxy statement and any other relevant documents (when available) filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of documents filed with the SEC at the SEC's Internet web site at (www.sec.gov). Such documents may also be obtained free of charge from CPF by directing such request to: Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813,
Attention: David Morimoto, (808) 544-0627; or from CBBI by directing such request to: CB Bancshares, Inc., 201 Merchant Street, Honolulu, Hawaii 96813,
Attention: Investor Relations, (808) 535-2518.

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CPF and CBBI, and their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of CBBI and CPF in connection with the merger. Information about the directors and executive officers of CPF and their ownership of and interests in CPF stock is set forth in the proxy statement for CPF's 2004 Annual Meeting of Shareholders. Information about the directors and executive officers of CBBI and their ownership of and interests in CBBI stock is set forth in the proxy statement for CBBI's 2004 Annual Meeting of Shareholders. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.


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